Exhibit 32.02

Section 1350 Certification of Chief Financial Officer
Furnished Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Gregory Myers, certify to the best of my knowledge based upon a review of the Form 10-K, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that (i) the Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Form 10-K fairly presents in all material respects the financial condition and results of operations of Symantec Corporation for the annual period covered by the Form 10-K.

Date: June 15, 2005	By: /s/ Gregory Myers

Gregory Myers

Chief Financial Officer and Senior Vice President of Finance

A signed original of this written statement required by Section 906 has been provided to Symantec Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.